Exhibit 99.1
Company Contact:	Kevin Clark, CEO, COO and President Telephone: 305-324-2300

IVAX DIAGNOSTICS, INC. REPORTS SECOND QUARTER 2011 FINANCIAL RESULTS

MIAMI, FL, August 22, 2011 -- IVAX Diagnostics, Inc. (NYSE Amex: IVD), a fully integrated in vitro diagnostics company, reports its financial results for the quarter ended June 30, 2011.

Kevin D. Clark, Chief Executive Officer, Chief Operating Officer and President of IVAX Diagnostics, said, “We are pleased to report our financial performance for the second quarter of 2011.  Our operating expenses and operating loss were lower in the second quarter of 2011 compared to the corresponding period in 2010.  Our revenues for the second quarter of 2011 were approximately at the same level as the second quarter of 2010.  Our cash and cash equivalents balance improved from $1.8 million as of December 31, 2010 to $5.2 million as of June 30, 2011.

Mr. Clark continued, “The improvement in our liquidity position is primarily the result of the previously announced consummation of the initial transactions contemplated by our stock purchase agreement with ERBA Diagnostics Mannheim GmbH, an in vitro diagnostics company headquartered in Germany which, as of the date of the stock purchase agreement, beneficially owned, directly or indirectly, approximately 72.4% of the then-issued and outstanding shares of our common stock.  At the initial closing of the investment contemplated by the stock purchase agreement, we issued to ERBA Diagnostics Mannheim 6,666,667 shares of our common stock for an aggregate purchase price of $5,000,000, or $0.75 per share, and we also issued to ERBA Diagnostics Mannheim warrants, which have a five-year term and an exercise price of $0.75 per share, to purchase an additional 20,000,000 shares of our common stock.  As previously announced, under the terms of the stock purchase agreement, we have also agreed to issue to ERBA Diagnostics Mannheim an aggregate of an additional 13,333,333 shares of our common stock for an aggregate purchase price of $10,000,000, or $0.75 per share, in two equal installments, the first of which installment is to be consummated on or prior to January 1, 2012 and the second of which installment is to be consummated on or prior to July 1, 2012.  Our liquidity position also improved during the second quarter of 2011 as a result of Diamedix Corporation, our wholly-owned subsidiary in Miami, Florida, entering into a secured, revolving credit facility of up to $975,000 with City National Bank of Florida.

Mr. Clark continued, “Our initiatives to improve our operating results and performance are ongoing.  We have made placements at customer sites in the U.S. of the Mago® 4S, our next-generation fully-automated Enzyme-linked Immunosorbent Assay (ELISA) and Immunofluorescence Assay (IFA) instrumentation system, which received clearance from the United States Food and Drug Administration (FDA) during January 2011.  Further, as previously announced, Diamedix entered into a three-year distribution agreement with Laboratory Supply Company (LABSCO) earlier this month which provides for LABSCO to act as a distributor in the U.S. for Diamedix’ suite of instrumentation systems and test kits, including the Mago® 4S.  LABSCO is the largest privately-held supplier of diagnostic instrumentation and clinical laboratory products to hospitals, physician office laboratories, reference labs and other non-acute care settings in the U.S.  This agreement is anticipated to expand our market reach into the 3,900 hospitals in the U.S. with less than 150 beds, a new market segment on which we have not previously focused with our existing sales force.  Our decision to engage LABSCO on a nationwide basis under this distribution agreement is another step toward one of our strategic goals directed at increasing our presence in the U.S.

Mr. Clark concluded, “We will continue with our efforts to reduce manufacturing costs and carefully manage our operating expenses while implementing other initiatives designed to improve sales in the U.S. and in other markets.”

Financial Highlights for the Quarter and Six Months Ended June 30, 2011

Net revenues for the quarter ended June 30, 2011 were $4,375,000 compared with $4,394,000 in the same period of 2010, a decline of $19,000, or 0.4%.  This decrease was composed of a decrease of $57,000 in net revenues from domestic operations, partially offset by an increase of $38,000 in net revenues from European operations, which includes a $102,000 increase related to the impact on European revenues of the fluctuation of the U.S. dollar relative to the Euro.  As measured in Euros, net revenues from European operations for the second quarter of 2011 decreased by 11.3% compared to the same period of 2010 primarily as a result of volume declines.  Net revenues from domestic operations for the second quarter of 2011 decreased by 1.8% compared to the same period of 2010 primarily due to declines in volumes of raw material and instrument sales, partially offset by an increase in reagent sales.  Net revenues in the six months ended June 30, 2011 decreased by $540,000, or 6.0%, from the same period of 2010.  This decrease was composed of decreases of $307,000 in net revenues from domestic operations and $233,000 in net revenues from European operations.  The impact on European revenues of the fluctuation of the U.S. dollar relative to the Euro was an increase of approximately $144,000.  As measured in Euros, net revenues from European operations for the six months ended June 30, 2011 decreased by 13.2% compared to the same period of 2010 primarily due to reagent volume declines.  Net revenues from domestic operations for the six months ended June 30, 2011 decreased by 5.0% compared to the same period of 2010 primarily as a result of declines in volumes of antigen and instrument sales, while reagent sales remained at approximately the same level.

Gross profit for the quarter ended June 30, 2011 increased by $25,000 to $2,360,000 from $2,335,000 in the same period of 2010.  Gross profit as a percentage of net revenues increased to 53.9% for the second quarter of 2011 from 53.1% for the same period of 2010, principally as a result of higher sales of reagents in the second quarter of 2011 by our domestic operations, which enabled additional absorption of fixed overhead.  Gross profit for the six months ended June 30, 2011 decreased by $348,000, or 7.2%, from the same period of 2010.  The decrease in gross profit was primarily attributable to the decline in net revenues, as described above.  Gross profit as a percentage of net revenues decreased to 52.6% in the six months ended June 30, 2011 from 53.3% in the same period of 2010, mainly due to lower margins at our European subsidiary.

Operating expenses decreased in the quarter and six months ended June 30, 2011 compared to the same periods of 2010, in each case as a result of a decrease in general and administrative expenses, partially offset by increases in selling expenses and research and development expenses.  For the quarter ended June 30, 2011, operating expenses decreased by $60,000 to $3,521,000 from $3,581,000 in the same period of 2010.  This decrease was composed of a $324,000 decrease in general and administrative expenses, a $247,000 increase in selling expenses and a $17,000 increase in research and development expenses.  For the six months ended June 30, 2011, operating expenses decreased by $306,000 to $6,643,000 from $6,949,000 in the same period of 2010.  This decrease was comprised of a $619,000 decrease in general and administrative expenses, a $177,000 increase in selling expenses and a $136,000 increase in research and development expenses.  The decreases in general and administrative expenses primarily related to severance costs incurred during the 2010 periods, as well as a decrease in the number of executive officers and other reductions in spending for general and administrative expenses during the 2011 periods. Selling expenses increased primarily due to salaries for newly hired sales personnel and marketing expenses related to the launch of new products and trade shows.  The increases in research and development expenses were due principally to an increase in new product development activities, including additional staff allocated to research and development activities.

Loss from operations totaled $1,161,000 in the quarter ended June 30, 2011 as compared to loss from operations of $1,246,000 in the same period of 2010.  Loss from operations totaled $2,168,000 in the six months ended June 30, 2011 compared to loss from operations of $2,127,000 in the same period of 2010.  Net loss for the quarter ended June 30, 2011 was $767,000, or ($0.03) per share, compared to net loss of $1,311,000, or ($0.05) per share, in the same period of 2010.  Net loss for the six months ended June 30, 2011 was $1,787,000, or ($0.06) per share, compared to net loss of $2,268,000, or ($0.08) per share, in the same period of 2010.

About IVAX Diagnostics, Inc.
IVAX Diagnostics, Inc. (www.ivaxdiagnostics.com), headquartered in Miami, Florida, is a fully integrated in vitro diagnostics company that develops, manufactures and distributes in the United States and internationally, proprietary diagnostic reagents, test kits and instrumentation, primarily for autoimmune and infectious diseases, through its three subsidiaries: Diamedix Corporation (U.S.), Delta Biologicals S.r.l. (Europe) and ImmunoVision, Inc. (U.S.).

Safe Harbor Statement
Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements involve risks and uncertainties that may affect the business and prospects of IVAX Diagnostics, Inc., including, without limitation: the risks and uncertainties related to the transactions contemplated by IVAX Diagnostics’ stock purchase agreement with ERBA Diagnostics Mannheim GmbH, including that the transactions contemplated to be consummated at the future closings under the stock purchase agreement may not be consummated on the contemplated terms, in the time frame anticipated, or at all, that net proceeds of the investment may not provide adequate cash resources to fund IVAX Diagnostics’ operations or liquidity needs for the reasonably foreseeable future, that IVAX Diagnostics may not achieve or sustain profitability from its operations or otherwise secure funds to provide the basis for its long-term liquidity, that IVAX Diagnostics’ has broad discretion in its use of the net proceeds from the investment, that IVAX Diagnostics may not be successful in identifying or consummating acquisitions or other strategic opportunities and any identified and consummated acquisition or other strategic opportunity may not be successfully integrated and may not result in synergies, operational efficiencies or other benefits anticipated and may not otherwise improve IVAX Diagnostics’ financial condition, operating results or cash position, that IVAX Diagnostics may not be able to expand its business or operations, that the warrants may not be exercised, in whole or in part, by ERBA Diagnostics Mannheim, that ERBA Diagnostics Mannheim has the sole discretion regarding its decision of whether or not, and if so when, to exercise the warrants, in whole or in part, and such decision will be based upon considerations ERBA Diagnostics Mannheim deems to be appropriate, which may include, among other things, the future market price of IVAX Diagnostics’ common stock, which is subject to volatility and a number of other factors, many of which may be beyond IVAX Diagnostics’ control, and that, when deciding whether or not, and if so when, to exercise the warrants, in whole or in part, ERBA Diagnostics Mannheim’s interest may conflict with IVAX Diagnostics’ interests; the risks and uncertainties related to the $975,000 line of credit described in this press release and any additional indebtedness that IVAX Diagnostics may incur in the future, including that IVAX Diagnostics may be required to use a portion of its cash flow from operations for the payment of principal and interest due on its outstanding indebtedness, that IVAX Diagnostics’ outstanding indebtedness and leverage will increase the impact of negative changes in general economic conditions, including interest rate increases, as well as industry conditions and competitive pressures, that IVAX Diagnostics’ outstanding indebtedness may adversely impact its ability to obtain additional financing for working capital, capital expenditures or general corporate purposes, and that positive and negative covenants contained in loan documents could restrict various aspects of IVAX Diagnostics’ business, operations and finances; the risks and uncertainties related to the Mago® 4S, including the ability of the Mago® 4S to perform as expected, the ability of the Mago® 4S to be a source of revenue growth for IVAX Diagnostics, IVAX Diagnostics’ ability to receive financial benefits or achieve improved operating results from the Mago® 4S, and the ability of the Mago® 4S to be a factor in IVAX Diagnostics’ growth; the risks and uncertainties related to the distribution agreement with LABSCO, including that anticipated levels of sales may not be achieved under the agreement, that the agreement may not be able to expand IVAX Diagnostics’ market reach or penetration, that the agreement may not assist IVAX Diagnostics in its goal of expanding its presence and market reach in the U.S., and that the agreement may not provide IVAX Diagnostics with, or otherwise allow IVAX Diagnostics to achieve, its intended results, whether business, financial or otherwise; IVAX Diagnostics’ ongoing initiatives to reduce manufacturing costs, manage operating expenses, increase sales in the U.S. and other markets and otherwise improve its operating results and performance may not be successful or result in the positive financial impact expected, whether in the time frame anticipated, or at all; economic, competitive, political, governmental and other factors affecting IVAX Diagnostics and its operations, markets and products; the success of IVAX Diagnostics’ technological, strategic and business initiatives; IVAX Diagnostics’ ability to achieve cost advantages from its own manufacture of instrument systems, reagents and test kits; voting control of IVAX Diagnostics’ common stock by ERBA Diagnostics Mannheim; conflicts of interest with ERBA Diagnostics Mannheim and with IVAX Diagnostics’ officers, employees and other directors, including, without limitation, directors that are also executive officers of ERBA Diagnostics Mannheim; and other risks and uncertainties that may cause results to differ materially from those set forth in the forward-looking statements. In addition to the risks and uncertainties set forth above, investors should consider the economic, competitive, governmental, technological and other risks and uncertainties discussed in IVAX Diagnostics’ filings with the Securities and Exchange Commission, including, without limitation, the risks and uncertainties discussed under the heading “Risk Factors” in such filings.

-FINANCIAL TABLES FOLLOW-

IVAX DIAGNOSTICS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

Period Ended June 30,	Three months		Six months
	2011	2010	2011	2010

Net revenues	$4,374,998	$4,394,303	$8,509,355	$9,049,324
Cost of sales	2,015,080	2,059,308	4,034,222	4,226,582
Gross profit	2,359,918	2,334,995	4,475,133	4,822,742

Operating expenses:
Selling and marketing	1,508,527	1,262,179	2,734,016	2,557,193
General and administrative	1,577,071	1,901,226	2,924,072	3,543,034
Research and development	434,867	417,668	985,102	849,290
Total operating expenses	3,520,465	3,581,073	6,643,190	6,949,517

(Loss) from operations	(1,160,547)	(1,246,078)	(2,168,057)	(2,126,775)

Other income:
Interest income	(3,829)	666	(7,220)	807
Other income (expense), net	19,745	(38,527)	38,937	(87,065)
Total other income, net	15,916	(37,861)	31,717	(86,258)

(Loss) before income taxes	(1,144,631)	(1,283,939)	(2,136,340)	(2,213,033)

Provision for income taxes	(377,146)	27,351	(348,838)	55,685

Net loss	$(767,485)	$(1,311,290)	$(1,787,502)	$(2,268,718)

Net loss per share
Basic and diluted	$(0.03)	$(0.05)	$(0.06)	$(0.08)

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING:
Basic	27,763,532	27,649,887	27,707,023	27,649,887
Diluted	27,763,532	27,649,887	27,707,023	27,649,887

-more-

IVAX DIAGNOSTICS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30,	December 31,
	2011	2010
ASSETS

Current assets:
Cash and cash equivalents	$5,232,359	$1,826,228
Accounts receivable, net of allowances for doubtful
accounts of $581,079 in 2011 and $399,376 in 2010	6,259,276	5,344,205
Inventories, net	4,540,017	4,077,896
Other current assets	337,392	146,366
Total current assets	16,369,044	11,394,695

Property, plant and equipment, net	1,582,388	1,618,136
Equipment on lease, net	628,540	679,438
Product license	282,936	282,936
Goodwill	870,290	870,290
Restricted deposits	89,632	228,680
Other assets	48,489	26,847
Total assets	$19,871,319	$15,101,022

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$2,827,548	$1,597,555
Accrued license payable	143,900	132,521
Revolving line of credit	83,426	-
Accrued expenses and other current liabilities	2,621,738	2,511,698
Capital lease obligation, current	75,102	71,826
Total current liabilities	5,751,714	4,313,600

Other long-term liabilities:
Capital lease obligation, long-term	62,396	100,612
Deferred tax liabilities	396,930	365,184
Other long-term liabilities	1,074,852	955,056
Total other long-term liabilities	1,534,178	1,420,852

Shareholders’ equity:
Common stock, $0.01 par value, authorized 100,000,000 shares,
issued and outstanding 34,391,554 in 2011 and 27,649,887 in 2010	343,915	276,498
Stock subscription receivable	(10,000,000)	-
Capital in excess of par value	56,072,578	41,389,404
Accumulated deficit	(33,473,974)	(31,686,472)
Accumulated other comprehensive loss	(357,092)	(612,860)
Total shareholders’ equity	12,585,427	9,366,570
Total liabilities and shareholders’ equity	$19,871,319	$15,101,022

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